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                                 EXHIBIT NO. 5

                     THE VARIABLE ANNUITY APPLICATION FORM

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                           APPLICATION/ENROLLMENT CARD
         INITIAL MINIMUM IS $100,000 FOR 401(A), $15,000 FOR ALL OTHERS
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PLAN TYPE    AN OPTION MUST BE SELECTED                     DEATH BENEFIT OPTION    AN OPTION MUST BE SELECTED
This contract is established as a:

[ ] NON-QUALIFIED                                           [ ] STANDARD 5-YEAR ANNIVERSARY
[ ] IRA ROLLOVER                                            [ ] 1-YEAR ANNIVERSARY *
[ ] 403(b) TRANSFER Disclosure form required.               [ ] 5% INTEREST*
[ ] CRT (Charitable Remainder Trust)
[ ] 401 (a) (Investment Only) Disclosure form required.     *  Additional charge, please see prospectus
                                                               Available to annuitants aged less than 85
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CONTRACT OWNER                                              [ ] CONTINGENT OWNER     [ ] JOINT OWNER
Last Name or Plan Name                                      Last Name                Spouse only unless
                                                                                     prohibited by law




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ANNUITANT    Complete only if different from                [ ] CONTINGENT ANNUITANT
Last Name    primary contract owner.                        Last Name




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BENEFICIARY    BENEFICIARY WILL RECEIVE DEATH BENEFIT UPON DEATH OF ANNUITANT (AND CONTINGENT ANNUITANT,
IF NAMED).
                                                                      Relationship                  Birthdate
Primary  Contingent   Print Full Name (Last, First, MI)  Allocation   to Annuitant   Soc. Sec. No.  MM/DD/YYYY

[ ]                   _________________________________  _________%   ____________   _____________  __/__/____
[ ]      [ ]          _________________________________  _________%   ____________   _____________  __/__/____
[ ]      [ ]          _________________________________  _________%   ____________   _____________  __/__/____
[ ]      [ ]          _________________________________  _________%   ____________   _____________  __/__/____
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ANNUITY PURCHASE PAYMENTS         [ ] PAYMENT ENCLOSED       [ ] 1035       [ ] TRANSFER      [ ] ROLLOVER

First Purchase Payment $________ (Initial 401(a) minimum is $100,000. All other plan types are $15,000)
submitted. A copy of this application properly signed by the producer will constitute receipt for such amount.
If this application is declined by the Company, there will be no liability on the part of the Company, and any payments submitted with this application will be refunded.
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REMARKS                                                                                       IIIIIIIIIIIIIIII

                                      Product of Nationwide Life Insurance Co.
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PURCHASE PAYMENT ALLOCATION                                 DOLLAR COST AVERAGING (Optional)
WHOLE PERCENTAGES ONLY, MUST TOTAL 100%.                    TRANSFERS MUST BE AT LEAST $100
VARIABLE INSURANCE PRODUCTS FUNDS
  ______% VIP Fund Equity-Income Fund: Service Class        Change of these instructions requires completion of
  ______% VIP Fund Growth Portfolio: Service Class          form provided by the Company.
  ______% VIP Fund High Income Portfolio: Service Class     Please transfer $________ per month from the
  ______% VIP Fund High Income Portfolio: Service Class     (check one)
  ______% VIP Fund Overseas Portfolio: Service Class        [ ] Fidelity VIP Money Market Portfolio
                                                            [ ] Nationwide Fixed Account

VARIABLE INSURANCE PRODUCTS FUNDS II                        Monthly transfers from the Fixed Account must be equal
  ______% VIP Fund II Asset Manager Portfolio:              to or less than 1/30th of the Fixed Account when DCA is
            Service Class                                   requested.
  ______% VIP Fund II Asset Manager: Growth Port.:
            Service Class
  ______% VIP Fund II Contrafund Portfolio: Service Class      (Fund Name, whole % only, totaling 100%)
  ______% VIP Fund II Index 500 Portfolio: Service Class    ______% ______________________________________
  ______% VIP Fund II Investment Grade Bond Port.:          ______% ______________________________________
            Service Class                                   ______% ______________________________________
VARIABLE INSURANCE PRODUCTS FUNDS III                       ______% ______________________________________
  ______% VIP Fund III Growth Opportunities Port.:          ______% ______________________________________
            Service Class                                    100    TOTAL
  ______% VIP Fund III Balanced Portfolio: Service Class
  ______% VIP Fund III Growth & Income Portfolio:
            Service Class
  MVA/GUAR. TERM OPTION
  ______% 3 Year
  ______% 5 Year    $1,000 minimum                          Begin processing these transfer instructions
  ______% 7 Year    for each option                         on ____________________________ 19_____
  ______% 10 Year                                                 Mo.          Day             Yr.

NATIONWIDE LIFE INS. CO                                     (ALL DCA TRANSACTIONS WILL BE CONFIRMED ON QUARTERLY STATEMENTS. PLEASE
 ______% Fixed Account                                      REVIEW THE INFORMATION IN THESE STATEMENTS CAREFULLY. ALL ERRORS OR
                                                            CORRECTIONS MUST BE REPORTED TO NATIONWIDE WITHIN 30 DAYS TO ASSURE
                                                            PROPER CREDITING TO YOUR CONTRACT.)
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LIMITED POWER OF ATTORNEY (OPTIONAL)
 [ ] NO [ ] YES ___________ Initialed by Contract Owner
 I appoint _______________________ as my Limited Attorney in Fact (herein referred to as holder) for the limited
              (Broker of record)
purposes of allocating future contributions and exchanging among investment options within the above referenced annuity contract. The power created by this document is effective when it is received and recorded by the Company. It is revoked when written notice is received and recorded by the Company and is automatically terminated when the Holder ceases to be a currently licensed and appointed representative of the Company or the
Agent of record for the Contract. The power is personal to the Holder and may only be delegated strictly for purposes of administrative processing by representatives authorized by the Attorney-in-Fact by written notification to the Company. The power is not available for use by any person or organization providing market timing advice. I and the Holder agree, for ourselves, our heirs, the legal representative of our estates, their successors and assigns, to release the Company from any liability for action in reliance on instructions given pursuant to the Limited Power. We jointly and severally agree to indemnify the Company for and against any claim, liability or expense arising out of any action by the Company in reliance of such instructions.
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SIGNATURES
I hereby represent my answers to the above questions to be accurate and complete and acknowledge that I have received a copy of the current prospectus for this variable annuity contract.
              CONTRACT
PRODUCER      OWNER
[ ] Yes       [ ] Yes       To the best of your knowledge, will the annuity contract applied for diminish the
[ ] No        [ ] No        value of (replace) an existing annuity contract or life policy?

[ ]  Please send me a copy of the Statement of Additional Information to the Prospectus.

       STATE IN WHICH APPLICATION WAS SIGNED ________________________
                                                      State
       CONTRACT OWNER _______________________________________________         DATE __________________
                                          Signature
       JOINT OWNER __________________________________________________
                                          Signature
       PRODUCER _____________________________________________________
                                          Signature
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PRODUCER'S NAME & ADDRESS

         NAME______________________________________         PRODUCER SSN ____________________________
         BROKER/DEALER ____________________________         PHONE (_____)____________________________
         ADDRESS __________________________________
                 __________________________________
                 __________________________________

REGULAR MAIL   Nationwide Life Insurance Co.                EXPRESS MAIL   Nationwide Life Insurance Co.
               P.O. Box 182610                                             Fidelity Advisor Annuity Service
               Columbus, Ohio  43216-6609                                  Team, 1-05-P1
               1-800-573-5775                                              One Nationwide Plaza
                                                                           Columbus, Ohio  43215-2220
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